Retirement Cornerstone® Series 19

Issued through: Separate Account No. 70

Contract Classes: Series B, Series CP®

Summary Prospectus for New Investors

May 1, 2021

This Summary Prospectus summarizes key features of the contract. Before you invest, you should also review the Prospectus for the contract, which contains more information about the contract’s features, benefits, and risks. You can find this document and other information about the contract online at [www.equitable.com]. You can also obtain this information at no cost by calling 1-877-522-5035, by sending an email request to EquitableFunds@dfinsolutions.com, or by calling your financial intermediary.

You may cancel your contract within 10 days of receiving it without paying fees or penalties. In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total contract value. You should review the Prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply.

Additional general information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s staff and is available at Investor.gov.

Electronic delivery of shareholder reports (pursuant to Rule 30e-3). Beginning on January 1, 2021, as permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the shareholder reports for portfolio companies available under your contract will no longer be sent by mail, unless you specifically request paper copies of the reports from the Company or from your financial intermediary. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications electronically from the Company by calling 1-800-789-7771 or by calling your financial intermediary.

You may elect to receive all future reports in paper free of charge. You can inform the Company that you wish to continue receiving paper copies of your shareholder reports by calling 1-877-522-5035, by sending an email request to EquitableFunds@dfinsolutions.com, or by calling your financial intermediary. Your election to receive reports in paper will apply to all portfolio companies available under your contract.

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT

FEES AND EXPENSES
Charges for Early Withdrawals

Each series of the contract provides for different withdrawal charge periods and percentages.

Series B — If you withdraw money from Series B of the contract within 7 years following your last contribution, you will be assessed a surrender charge of up to 7% of contributions, declining to 0% over 7 years. For example, if you make a withdrawal in the first year, you could pay a surrender charge of up to $7,000 on a $100,000 investment.

Series CP® — If you withdraw money from Series CP® of the contract within 9 years following your last contribution, you will be assessed a surrender charge of up to 8% of contributions, declining to 0% over 9 years. For example, if you make a withdrawal in the first year, you could pay a surrender charge of up to $8,000 on a $100,000 investment.

For additional information about charges for early withdrawals see “Withdrawal charge” in “Charges and expenses” in the Prospectus.

Transaction Charges

In addition to surrender charges, you may also be charged for other transactions (for special requests such as wire transfers, express mail, duplicate contracts, preparing checks, third-party transfers or exchanges, or when you transfer between investment options in excess a certain number).

For additional information about transaction charges see “Charges that the Company deducts” in “Charges and expenses” in the Prospectus.

Ongoing Fees and Expenses (annual charges)

Each series of the contract provides for different ongoing fees and expenses. The table below describes the fees and expenses that you may pay each year under the contract, depending on the options you choose. Please refer to your contract specifications page for information about the specific fees you will pay each year based on the options you have elected.

	Annual Fee	Minimum	Maximum
	Base Contract (varies by contract series)	1.30%	1.65%
	Investment options (Portfolio fees and expenses)	0.58%	2.37%
	Optional benefits available for an additional charge (for a single optional benefit, if elected)	0.35%*	2.50%*

* Calculated as a percentage of the applicable benefit base.

Because your contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the contract, which could add surrender charges that substantially increase costs.

	Lowest Annual Cost $[•]	Highest Annual Cost $[•]

Assumes:

• Investment of $100,000

• 5% annual appreciation

• Least expensive combination of contract series and Portfolio fees and expenses

• No optional benefits

• No sales charges

• No additional purchase payments, transfers or withdrawals

Assumes:

• Investment of $100,000

• 5% annual appreciation

• Most expensive combination of contract series, optional benefits and Portfolio fees and expenses

• No sales charges

• No additional purchase payments, transfers or withdrawals

	For additional information about ongoing fees and expenses see “Fee Table” in the Prospectus.
RISKS
Risk of Loss

The contract is subject to the risk of loss. You could lose some or all of your account value.

For additional information about the risk of loss see “Principal Risks of Investing in the contract” in the Prospectus.

Not a Short-Term Investment

The contract is not a short-term investment and is not appropriate for an investor who needs ready access to cash because the contract is designed to provide for the accumulation of retirement savings and income on a long-term basis. As such, you should not use the contract as a short-term investment or savings vehicle. A withdrawal charge may apply in certain circumstances and any withdrawals may also be subject to tax penalties.

For additional information about the investment profile of the contract see “Fee Table” in the Prospectus.

Risks Associated with Investment Options

An investment in the contract is subject to the risk of poor investment performance and can vary depending on the performance of the variable investment options available under the contract, each of which has its own unique risks. You should review the variable investment options available under the contract before making an investment decision.

For additional information about the risks associated with investment options see “Variable investment options” and “Portfolios of the Trusts” in “Contract features” in the Prospectus.

Insurance Company Risks

The Company is solely responsible to the contract owner for the contract’s account value and the Guaranteed benefits. The general obligations and any Guaranteed benefits under the contract are supported by our general account and are subject to our claims paying ability. An owner should look solely to our financial strength for our claims-paying ability. More information about the Company, including our financial strength ratings, may be obtained at www.equitable.com/selling-life-insurance/financial-strength-ratings.

For additional information about insurance company risks see “About the general account” in “More Information” in the Prospectus.

RESTRICTIONS
Investment Options

We may, at any time, exercise our rights to limit or terminate your contributions, allocations and transfers to any of the variable investment options (including the Protected Benefit account variable investment options) and to limit the number of variable investment options which you may select. Such rights include, among others, combining any two or more variable investment options and transferring the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option.

For more information see “About Separate Account No. 70” in “More Information” in the Prospectus.

Currently, we do not charge for transfers among investment options under the contract. However, we reserve the right to charge for any transfers in excess of 12 per contract year. We will provide you with advance notice if we decide to assess the transfer charge, which will never exceed $35 per transfer.

For additional information about the investment options see “Transfer charge” in “Charges and expenses” in the Prospectus.

Optional Benefits

At any time, we have the right to limit or terminate your contributions, allocations and transfers to any of the variable investment options. If you have one or more Guaranteed benefits (which are also known as optional benefits) and we exercise our right to discontinue the acceptance of, and/or place additional limitations on, contributions to the contract and/or contributions and/ or transfers into the Protected Benefit account variable investment options, you may no longer be able to fund your Guaranteed benefit(s).

For additional information about the optional benefits see “How you can purchase and contribute to your contract” in “Contract features” in the Prospectus.

TAXES
Tax Implications

You should consult with a tax professional to determine the tax implications of an investment in, and payments received under, the contract. There is no additional tax benefit to you if the contract is purchased through a tax-qualified plan or individual retirement account (IRA). Withdrawals will be subject to ordinary income tax and may be subject to tax penalties. Generally, you are not taxed until you make a withdrawal from the contract.

For additional information about tax implications see “Tax information” in the Prospectus.

CONFLICTS OF INTEREST
Investment Professional Compensation

Some financial professionals may receive compensation for selling the contract to you, both in the form of commissions or in the form of contribution-based compensation. Financial professionals may also receive additional compensation for enhanced marketing opportunities and other services (commonly referred to as “marketing allowances”). This conflict of interest may influence the financial professional to recommend this contract over another investment.

For additional information about compensation to financial professionals see “Distribution of the contracts” in “More Information” in the Prospectus.

Exchanges

Some financial professionals may have a financial incentive to offer a new contract in place of the one you already own. You should only exchange your contract if you determine, after comparing the features, fees, and risks of both contracts, that it is preferable to purchase the new contract rather than continue to own your existing contract.

For additional information about exchanges see “Charge for third-party transfer or exchange” in “Charges and expenses” in the Prospectus.

OVERVIEW OF THE CONTRACT

Purpose of the Contract. The contract is designed to help you accumulate assets through investments in underlying Portfolios during the accumulation phase. It can provide or supplement your retirement income by providing a stream of income payments during the annuity phase. It also provides death benefits to protect your beneficiaries and living benefits to protect your access to income. The contract may be appropriate if you have a long-term investment horizon. It is not intended for people who may need to access invested funds within a short-term timeframe or frequently, or who intend to engage in frequent transfers of the underlying Portfolios.

Phases of the Contract. The contract has two phases: an accumulation (savings) phase and an income (annuity) phase.

Accumulation (Savings) Phase

During the accumulation phase, you can allocate your contributions to one or more of the available investment options, which include:

•	Protected Benefit account variable investment options (used to fund Guaranteed benefits);
•	Investment account variable investment options;
•	Guaranteed interest option;
•	the account for special money market dollar cost averaging (Series CP® contracts only); and
•	the account for special dollar cost averaging (Series B contracts only).

For additional information about each underlying Portfolio see Appendix “Portfolio Companies Available Under the Contract.”

Income (Annuity) Phase

You enter the income phase when you annuitize your contract. During the income phase, you will receive a stream of fixed income payments for the annuity payout period of time you elect. You can elect to receive annuity payments (1) for life; (2) for life with a certain minimum number of payments; or (3) for life with a certain amount of payment. Please note that when you annuitize, your investments are converted to income payments and you will no longer be able to make any additional withdrawals from your contract. All accumulation phase benefits terminate upon annuitization and the contract has a maximum annuity commencement date.

Contract Features. The contract provides for the accumulation of retirement savings and income. The contract offers income and death benefit protection, offers various payout options and a Credit and Earnings bonus (Series CP® contracts only).

Contract Classes

You can purchase one of two contract classes that have different ongoing fees and surrender charges. For example, the contract offers Series B with a 7 year surrender charge period and Series CP® with a 9 year surrender charge period. If you purchase a Series CP® contract, we will add a credit to your contributions and a bonus to your earnings.

Access to Your Money

During the accumulation phase you can take withdrawals from your contract. Withdrawals will reduce your account value and may be subject to surrender charges, income taxes and a tax penalty if you are younger than 59 1/2. Withdrawals may also reduce (possibly on a greater than dollar-for-dollar basis) or terminate any guaranteed benefits.

Death Benefits

Your contract includes a standard death benefit that pays your beneficiaries an amount equal to your Investment account value. For an additional fee, you can purchase other death benefits called Guaranteed minimum death benefits (“GMDBs”) that provide different minimum payment guarantees.

Living Benefits

A living benefit called the Guaranteed Minimum Income Benefit (“GMIB”) is added to your contract by default, unless you decline to elect it. The GMIB is a benefit that guarantees, subject to certain restrictions, annual lifetime payments or “Lifetime GMIB payments”.

Rebalancing and Dollar Cost Averaging

You can elect to have your account value automatically rebalanced at no additional charge. We offer two rebalancing programs that you can use to automatically reallocate your Investment account value among your Investment account variable investment options and the guaranteed interest option. You can also elect to allocate your investments using a dollar cost averaging program at no additional charge. Generally, you may not elect both a dollar cost averaging program and a rebalancing option.

BENEFITS AVAILABLE UNDER THE CONTRACT

The following tables summarize important information about the benefits available under the contract.

Death Benefits. These death benefits are available during the accumulation phase:

Name of Benefit	Purpose	Standard/ Optional	Annual Fee		Brief Description of Restrictions/Limitations
			Max	Current
Return of Principal Death Benefit	Guarantees beneficiaries will receive a benefit at least equal to your adjusted contributions.	Standard	No Additional Charge		• Available only at contract purchase • Withdrawals could significantly reduce benefit
Highest Anniversary Value Death Benefit	Locks in highest adjusted anniversary account value as minimum death benefit.	Optional	0.35%		• Available only at contract purchase • Withdrawals could significantly reduce benefit
RMD Wealth Guard Death Benefit	Allows required minimum withdrawals without reducing the benefit base.	Optional	1.20% 2.00%	0.60% 1.00%	• Restricted to owners of certain ages • Available only at contract purchase • Excess withdrawals could significantly reduce benefit • Subject to restrictions on investment options

Living Benefits. This living benefit is available the accumulation phase:

Name of Benefit	Purpose	Standard/ Optional	Annual Fee		Brief Description of Restrictions/Limitations
			Max	Current
Guaranteed minimum income benefit (GMIB)	Guarantees a minimum annuitization value to provide lifetime retirement income.	Optional	2.50%	1.25%

•  Restricted to owners of certain ages

•  Cannot be elected with the RMD Wealth Guard Death Benefit

•  Excess withdrawals could significantly reduce benefit

•  Subject to restrictions on investment options

Other Benefits. These other benefits are available during the accumulation phase:

Name of Benefit	Purpose	Standard/ Optional	Annual Fee		Brief Description of Restrictions/Limitations
			Max	Current
Rebalancing	Periodically rebalance to your desired asset mix	Optional	No Charge		• Not available with Dollar Cost Averaging • Account value in the Protected Benefit Account cannot be rebalanced
Dollar Cost Averaging	Invest over a set period of time	Optional	No Charge		• Generally not available with Rebalancing

BUYING THE CONTRACT

You may purchase a contract by making payments to us that we call “contributions.” We can refuse to accept an application from you or any contribution from you at any time, including after you purchase the contract. We require a minimum contribution amount for each type of contract purchased. Maximum contribution limitations also apply.

Maximum issue age.

The maximum issue age for non-qualified and IRA contracts is 85 for Series B and 70 for Series CP® contracts. The maximum issue age for qualified plan contracts is 75 for Series B and 70 for Series CP® contracts. The maximum issue age for inherited IRA beneficiary continuation contracts is 70 for Series B contracts (Series CP® contracts not available).

Minimum initial and subsequent contribution amounts.

The minimum initial contribution is generally $5,000 for Series B and $10,000 for Series CP® contracts. Each subsequent contribution generally must be at least $500 (except for certain IRAs—$50 for Traditional and Roth IRAs and $1,000 for an Inherited IRA), unless you enroll in the automatic investment program.

Limitations on contributions to the contract.

We reserve the right to refuse to accept any contribution under the contract at any time or change our contribution limits and requirements. We further reserve the right to discontinue the acceptance of, or place additional limitations on, contributions to the contract or contributions and/or transfers into your Protected Benefit account at any time.

When initial and subsequent contributions are credited.

Initial Contribution. If your application is in good order when we receive it for application processing purposes, your contribution will be applied within two business days. If any information we require to issue your contract is missing or unclear, we will hold your contribution while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you, unless you or your financial professional acting on your behalf, specifically direct us to keep your contribution until we receive the required information. The contribution will be applied as of the date we receive the missing information.

Subsequent Contributions. If we receive a subsequent contribution before the close of the NYSE (typically 4:00 pm eastern), we will credit that contribution that day. If we receive your subsequent contribution after the close of the NYSE, your contribution will be applied the next business day.

Additional limitations on contributions to the contract.

Additional limitations on contributions and the source of contributions apply based on the type of contract, such as non-qualified or particular types of IRAs. Please see the tables in the “Rules regarding contributions to your contract” appendix to the Prospectus for detailed information. You can obtain the Prospectus by calling the number or accessing the website noted on the first page of this summary.

MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT

Accessing your money. You have several ways to access your account value before payments begin. You may take partial withdrawals from your contract at any time or, depending on your specific situation, set up an automatic payment plan, a systematic withdrawal plan, a substantially equal withdrawals plan or a lifetime RMD payments plan. You may also surrender your contract to receive its cash value at any time while an owner is living (or for contracts with non-natural owners, while an annuitant is living) and before you begin to receive annuity payments (Lifetime GMIB payments or otherwise).

During the accumulation phase you can take withdrawals from your contract. Withdrawals will reduce your account value and may be subject to surrender charges, income taxes and a tax penalty if you are younger than 59 1/2. Withdrawals may also reduce (possibly on a greater than dollar-for-dollar basis) or terminate any guaranteed benefits.

Please see “Accessing your money” in the Prospectus for more information on the ways you may withdraw your account value.

Free withdrawal amount. Each contract year you can withdraw a certain amount from your contract without paying a withdrawal charge.

When to expect payments. Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the business day the transaction request is received by us in good order. These transactions may include applying proceeds to a payout annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge, if applicable) and, upon surrender, payment of the cash value.

ADDITIONAL INFORMATION ABOUT FEES

The following tables describe the fees and expenses that you will pay when buying, owning, surrendering or making withdrawals from the contract. Each of the charges and expenses is more fully described in “Charges and expenses” later in this Prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals, transfers or request special services. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.

Transaction Expenses

	Series B	Series CP®
Sales Load Imposed on Purchases (as a percentage of purchase payments)	None	None
Deferred Sales Load (as a percentage of purchase payments or amount)(1)	7%	8%
Transfer Fee(2)	None	None
Third Party Transfer or Exchange Fee(3)	None	None
Special Service Charges(4)	$90	$90

(1)

The charge percentage we use is determined by the contract year in which you make the withdrawal, surrender your contract to receive its cash value, or, if offered, surrender your contract to apply your cash value to a non-life contingent annuity payment option. For each contribution, we consider the contract year in which we receive that contribution to be “contract year 1”.

	charge as a % of contribution for each year following contribution
	1	2	3	4	5	6	7	8	9	10+
Series B	7%	7%	6%	6%	5%	3%	1%	0%	0%	0%
Series CP®	8%	8%	7%	6%	5%	4%	3%	2%	1%	0%

(2)

Currently, we do not charge for transfers among investment options under the contract. However, we reserve the right to charge for transfers in excess of 12 transfers per contract year. We will charge no more than $35 for each transfer at the time each transfer is processed. See “Transfer charge” under “Charges that the Company deducts” in “Charges and expenses” later in this Prospectus.

(3)

Currently, we do not charge for third party transfers or exchanges. However, we reserve the right to discontinue this waiver at any time, with or without notice. The maximum third party transfer or exchange fee is $125. The current charge (which, as described above is waived) is $65. These charges may increase over time to cover our administrative costs. We may discontinue these services at any time.

(4)

Special service charges include (1) express mail charge; (2) wire transfer charge; (3) duplicate contract charge; and (4) check preparation charge. These charges may increase over time to cover our administrative costs. We may discontinue these services at any time.

The next table describes the fees and expenses that you will pay each year during the time that you own the Annuity (not including Portfolio fees and expenses). If you choose to purchase an optional benefit, you will pay additional charges, as shown below.

Annual Annuity Expenses

	Series B	Series CP®
Administrative Expenses (deducted from your account value on each contract date anniversary)(1)	$30(2)	$30(2)
Base Contract Expenses (deducted from your variable investment options expressed as an annual percentage of daily net assets) (“Contract fee”)	1.30%	1.65%
Optional Benefit Expenses:

Guaranteed minimum death benefit charges (Calculated as a percentage of the applicable benefit base.(3) Deducted annually(4) on each contract date anniversary for which the benefit is in effect.)

Return of Principal death benefit	No additional charge	No additional charge

Highest Anniversary Value death benefit	0.35%	0.35%

RMD Wealth Guard death benefit	1.20%/2.00%(5)	1.20%/2.00%(5)

Guaranteed minimum income benefit charge (Calculated as a percentage of the applicable benefit base.(3) Deducted annually(4) on each contract date anniversary for which the benefit is in effect.)	2.50%(6)	2.50%(6)

(1)

If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the administrative charge for that year.

(2)

If your account value on a contract date anniversary is $50,000 or more there is no charge. During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your Total account value. Thereafter, the charge, if applicable, is $30 for each contract year.

(3)

The benefit base is not an account value or cash value. Your initial benefit base is equal to your initial contribution or transfer to the Protected Benefit account variable investment options and amounts in a Special DCA program designated for transfers to the Protected Benefit account variable investment options. For Series CP® contracts, your initial benefit base does not include the Credit. Subsequent adjustments to the applicable benefit base and the investment performance of the Protected Benefit account may result in a benefit base that is significantly different from your total contributions or future transfers to, or account value in, the Protected Benefit account. See “Guaranteed minimum death benefits” and “Guaranteed minimum income benefit” in “Benefits available under the contract” later in this Prospectus.

(4)

If the contract is surrendered or annuitized, or a death benefit is paid, or the benefit is dropped (if applicable), on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year.

(5)

Maximum charge of 1.20% if you were 20-64 on the contract issue date and 2.00% if you were 65-68. The current charge is equal to 0.60% (if you were age 20-64 on your contract date) or 1.00% (if you were age 65-68 on your contract date) of the RMD Wealth Guard death benefit base in effect each contract date anniversary. We reserve the right to increase or decrease this charge any time after your second contract date anniversary. See “RMD Wealth Guard death benefit” in “Charges and expenses” later in this Prospectus.

(6)

The current charge is equal to 1.25% of the GMIB benefit base in effect on each contract date anniversary. If you have this benefit, but do not fund it until after your contract date anniversary, we will deduct the full charge on the contract date anniversary following the date on which you fund the benefit. We reserve the right to increase the charge for this benefit up to a maximum of 2.50%. We reserve the right to increase or decrease this charge any time after your second contract date anniversary. See “Guaranteed minimum income benefit charge” in “Charges and expenses” later in this Prospectus.

The next item shows the minimum and maximum total operating expenses charged by the underlying Portfolios that you may pay periodically during the time that you own the contract. A complete list of Portfolios available under the contact, including their annual expenses, may be found at the back of this document. See Appendix “Portfolio Companies Available Under the Contract.”

Annual Portfolio Expenses
	Minimum	Maximum
Annual Portfolio Expenses prior to Expense Limitation Arrangement (expenses that are deducted from Portfolio assets including management fees, 12b-1 fees, service fees, and/or other expenses)(*)	0.58%	2.37%

Annual Portfolio Expenses after Expense Limitation Arrangement (expenses that are deducted from Portfolio assets including management fees, 12b-1 fees, service fees, and/or other expenses)(*)	0.58%	2.26%

(*)

“Annual Portfolio Expenses” are based, in part, on estimated amounts of such expenses. Pursuant to a contract, Equitable Investment Management Group, LLC has agreed to make payments or waive its management, administrative and other fees to limit the expenses of certain affiliated Portfolios through April 30, 2021 (“Expense Limitation Arrangement”) (unless the Trust’s Board of Trustees consents to an earlier revision or termination of this agreement). The Expense Limitation Arrangement may be terminated by Equitable Investment Management Group, LLC at any time after April 30, 2021. The Expense Limitation Arrangement does not apply to unaffiliated Portfolios.

Example

These Examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, annual contract expenses, and annual Portfolio expenses.

These Examples assume that you invest $100,000 in the contract for the time periods indicated. The Examples also assume that your investment has a 5% return each year and assumes the most expensive combination of annual Portfolio expenses and optional benefits available for an additional charge.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	If you surrender your contract or annuitize (under a non-life option) if available at the end of the applicable time period				If you do not surrender your contract
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
Series B	$	$	$	$	$	$	$	$
Series CP®	$	$	$	$	$	$	$	$

APPENDIX: PORTFOLIO COMPANIES AVAILABLE UNDER THE CONTRACT

The following is a list of Portfolio Companies available under the contract. More information about the Portfolio Companies is available in the prospectuses for the Portfolio Companies, which may be amended from time to time and can be found online at [        ]. You can request this information at no cost by calling [        ] or by sending an email request to [        ].

		Investment Adviser; Sub-Adviser(s), as applicable	Current Expenses	Average Annual Total Returns (as of 12/31/2020)
TYPE	Portfolio Company			1 year	5 year	10 year
ASSET ALLOCATION	1290 VT DoubleLine Dynamic Allocation	Equitable Investment Management Group, LLC (“EIMG”); DoubleLine Capital LP
	1290 VT Moderate Growth AllocationΔ	EIMG
	BlackRock Global Allocation V.I.	BlackRock Advisors, LLC
	EQ/AB Dynamic Aggressive GrowthΔ	EIMG; AllianceBernstein L.P.
	EQ/AB Dynamic GrowthΔ	EIMG; AllianceBernstein L.P.
	EQ/AB Dynamic Moderate GrowthΔ	EIMG; AllianceBernstein L.P.
	EQ/All Asset Growth Allocation	EIMG
	EQ/Aggressive Growth Strategy†	EIMG
	EQ/American Century Moderate Growth AllocationΔ	EIMG; American Century Investment Management, Inc.
	EQ/AXA Investment Managers Moderate AllocationΔ	EIMG; AXA Investment Managers, Inc.
	EQ/Balanced Strategy†	EIMG
	EQ/Conservative Growth Strategy†	EIMG
	EQ/Conservative Strategy†	EIMG
	EQ/First Trust Moderate Growth AllocationΔ	EIMG; First Trust Advisors L.P.
	EQ/Goldman Sachs Growth AllocationΔ	EIMG; Goldman Sachs Asset Management, L.P.
	EQ/Goldman Sachs Moderate Growth AllocationΔ	EIMG; Goldman Sachs Asset Management, L.P.
	EQ/Growth Strategy†	EIMG
	EQ/Invesco Moderate AllocationΔ	EIMG; Invesco Advisers, Inc.
	EQ/Invesco Moderate Growth Allocation	EIMG; Invesco Advisers, Inc.
	EQ/JPMorgan Growth AllocationΔ	EIMG; J.P. Morgan Investment Management Inc.
	EQ/Legg Mason Growth AllocationΔ	EIMG; QS Investors, LLC
	EQ/Legg Mason Moderate AllocationΔ	EIMG; QS Investors, LLC
	EQ/Moderate Allocation†	EIMG
	EQ/Moderate Growth Strategy†	EIMG
	First Trust Multi Income AllocationΔ	First Trust Advisors, L.P.
	First Trust/Dow Jones Dividend & Income Allocation†	First Trust Advisors, L.P.
	Franklin Allocation VIP†	Franklin Advisers, Inc.
	Franklin Income VIP	Franklin Advisers, Inc.
	Invesco V.I. Equity and Income	Invesco Advisers, Inc.
	QS Legg Mason Dynamic Multi-Strategy VIT	Legg Mason Partners Fund Advisor, LLC; QS Investors, LLC, Western Asset Management Company

		Investment Adviser; Sub-Adviser(s), as applicable	Current Expenses	Average Annual Total Returns (as of 12/31/2020)
TYPE	Portfolio Company			1 year	5 year	10 year
EQUITY	1290 VT Equity Income	EIMG; Barrow, Hanley, Mewhinney & Strauss, LLC
	1290 VT GAMCO Small Company Value	EIMG; GAMCO Asset Management, Inc.
	1290 VT Low Volatility Global Equity	EIMG
	1290 VT Micro Cap	EIMG; Lord, Abbett & Co. LLC, BlackRock Investment Management, LLC
	1290 VT Small-Cap Value	EIMG; Horizon Kinetics Asset Management LLC, BlackRock Investment Management, LLC
	1290 VT SmartBeta Equity	EIMG; AXA Rosenberg Investment Management LLC
	American Funds Insurance Series® Global Small Capitalization	Capital Research and Management Company
	American Funds Insurance Series® New World	Capital Research and Management Company
	BlackRock Large-Cap Focus Growth V.I.	BlackRock Advisors, LLC
	ClearBridge Variable Appreciation	Legg Mason Partners Fund Advisor, LLC; ClearBridge Investments, LLC
	ClearBridge Variable Dividend Strategy	Legg Mason Partners Fund Advisor, LLC; ClearBridge Investments, LLC
	ClearBridge Variable Mid-Cap	Legg Mason Partners Fund Advisor, LLC; ClearBridge Investments, LLC
	EQ/AB Small-Cap Growth	EIMG; AllianceBernstein L.P.
	EQ/American Century Mid-Cap Value	EIMG; American Century Investment Management, Inc.
	EQ/BlackRock Basic Value Equity	EIMG; BlackRock Investment Management, LLC.
	EQ/ClearBridge Large-Cap Growth	EIMG; ClearBridge Investments, LLC
	EQ/ClearBridge Variable Aggressive Growth	Legg Mason Partners Fund Advisor, LLC; ClearBridge Investments, LLC
	EQ/ClearBridge Select Equity Managed Volatility†	EIMG; ClearBridge Investments, LLC, BlackRock Investment Management, LLC
	EQ/Common Stock Index	EIMG; AllianceBernstein L.P.
	EQ/Emerging Markets Equity PLUS	EIMG; EARNEST Partners, LLC, AllianceBernstein L.P.
	EQ/Equity 500 Index	EIMG; AllianceBernstein, L.P.
	EQ/Fidelity Institutional AM® Large Cap	EIMG; FIAM LLC
	EQ/Franklin Rising Dividends	EIMG; Franklin Advisers, Inc.
	EQ/Goldman Sachs Mid-Cap Value	EIMG; Goldman Sachs Asset Management, L.P.
	EQ/International Core Managed Volatility†	EIMG; Federated Global Investment Management Corp., Massachusetts Financial Services Company d/b/a MFS Investment Management, EARNEST Partners, LLC, BlackRock Investment Management, LLC
	EQ/International Equity Index	EIMG; AllianceBernstein L.P.
	EQ/Invesco Comstock	EIMG; Invesco Advisers, Inc.
	EQ/Janus Enterprise	EIMG; Janus Capital Management LLC
	EQ/JPMorgan Value Opportunities	EIMG; J.P. Morgan Investment Management Inc.
	EQ/Large-Cap Growth Index	EIMG; AllianceBernstein L.P.
	EQ/Large-Cap Value Index	EIMG; AllianceBernstein L.P.
	EQ/Large-Cap Value Managed Volatility†	EIMG; AllianceBernstein L.P., BlackRock Investment Management. LLC, Massachusetts Financial Services Company d/b/a MFS Investment Management
	EQ/Lazard Emerging Markets Equity	EIMG; Lazard Asset Management LLC
	EQ/Loomis Sayles Growth	EIMG; Loomis Sayles & Company, L.P.
	EQ/MFS International Growth	EIMG; Massachusetts Financial Services Company d/b/a MFS Investment Management

		Investment Adviser; Sub-Adviser(s), as applicable	Current Expenses	Average Annual Total Returns (as of 12/31/2020)
TYPE	Portfolio Company			1 year	5 year	10 year
EQUITY	EQ/MFS International Intrinsic Value	EIMG; Massachusetts Financial Services Company d/b/a MFS Investment Management
	EQ/MFS Mid Cap Focused Growth	EIMG; Massachusetts Financial Services Company d/b/a MFS Investment Management
	EQ/Mid Cap Index	EIMG; AllianceBernstein L.P.
	EQ/Mid-Cap Value Managed Volatility†	EIMG; Diamond Hill Capital Management, Inc., Wellington Management Company LLP, BlackRock Investment Management, LLC
	EQ/Small Company Index	EIMG; AllianceBernstein L.P.
	EQ/T.Rowe Price Growth Stock	EIMG; T. Rowe Price Associates, Inc.
	Fidelity® VIP Mid-Cap	Fidelity Management & Research Company
	Hartford Growth Opportunities HLS	Hartford Funds Management Company, LLC; Wellington Management Company LLP
	Invesco V.I. Diversified Dividend	Invesco Advisers, Inc.
	Invesco V.I. Mid-Cap Core Equity	Invesco Advisers, Inc.
	Invesco V.I. Small Cap Equity	Invesco Advisers, Inc.
	MFS® Investors Trust Series	Massachusetts Financial Services Company d/b/a MFS Investment Management
	MFS® Massachusetts Investors Growth Stock	Massachusetts Financial Services Company d/b/a MFS Investment Management
	Multimanager Aggressive Equity	EIMG; AllianceBernstein L.P., ClearBridge Investments, LLC, 1832 Asset Management U.S. Inc., T. Rowe Price Associates, Inc., Westfield Capital Management Company, L.P.
	Neuberger Berman International Equity	Neuberger Berman Investment Advisers LLC
	Templeton Developing Markets VIP	Templeton Asset Management Ltd.
FIXED INCOME	1290 VT DoubleLine Opportunistic Bond	EIMG; DoubleLine Capital LP
	1290 VT High Yield Bond	EIMG; AXA Investment Managers, Inc., Post Advisory Group, LLC
	American Funds Insurance Series® Bond	Capital Research and Management Company
	EQ/Core Bond Index	EIMG; SSGA Funds Management, Inc.
	EQ/Franklin Strategic Income	EIMG; Franklin Advisers, Inc.
	EQ/Intermediate Government Bond	EIMG; SSGA Funds Management, Inc.
	EQ/Invesco International Growth	EIMG; Invesco Advisers, Inc.
	EQ/PIMCO Global Real Return	EIMG; Pacific Investment Management Company LLC
	EQ/PIMCO Real Return	EIMG; Pacific Investment Management Company LLC
	EQ/PIMCO Total Return	EIMG; Pacific Investment Management Company LLC
	EQ/PIMCO Ultra Short Bond	EIMG; Pacific Investment Management Company LLC
	Fidelity® VIP Strategic Income	Fidelity Management & Research Company
	Invesco V.I. High Yield	Invesco Advisers, Inc.; Invesco Canada Ltd.
	Ivy VIP High Income	Ivy Investment Management Company
	Lord Abbett Bond Debenture	Lord, Abbett & Co. LLC
PIMCO Income
	Putnam VT Diversified Income	Putnam Investment Management, LLC; Putnam Investments Limited

		Investment Adviser; Sub-Adviser(s), as applicable	Current Expenses	Average Annual Total Returns (as of 12/31/2020)
TYPE	Portfolio Company			1 year	5 year	10 year
SPECIALITY	1290 VT GAMCO Mergers & Acquisitions	EIMG; GAMCO Asset Management, Inc.
	1290 VT Natural Resources	EIMG; AllianceBernstein L.P.
	1290 VT Real Estate	EIMG; AllianceBernstein L.P.
	Eaton Vance VT Floating-Rate Income	Eaton Vance Management
	EQ/Invesco Global Real Estate	EIMG; Invesco Advisers, Inc., Invesco Asset Management Ltd.
	EQ/MFS Technology	EIMG; Massachusetts Financial Services Company d/b/a MFS Investment Management
	EQ/MFS Utilities Series	EIMG; Massachusetts Financial Services Company d/b/a MFS Investment Management
	EQ/T. Rowe Price Health Sciences	EIMG; T. Rowe Price Associates, Inc.
	EQ/Wellington Energy	EIMG; Wellington Management Company LLP
	Multimanager Technology	EIMG; Allianz Global Investors U.S. LLC, AllianceBernstein L.P., Wellington Management Company LLP
	Neuberger Berman U.S. Equity Index PutWrite Strategy	Neuberger Berman Investment Advisers LLC
	PIMCO VIT CommodityRealReturn® Strategy	Pacific Investment Management Company LLC
	ProFund VP Biotechnology	ProFund Advisors LLC
	Templeton Global Bond VIP	Franklin Advisers, Inc.
MONEY MARKET	EQ/Money Market(1)	EIMG; BNY Mellon Investment Adviser, Inc.

†

EQ Managed Volatility Portfolios that include the EQ volatility management strategy as part of their investment objective and/or principal investment strategy, and the EQ/affiliated Fund of Fund Portfolios that invest in Portfolios that use the EQ volatility management strategy, are identified in the chart by a “†“. See “Portfolios of the Trusts” in “Contract features” for more information regarding volatility management.

Δ

Certain other affiliated Portfolios, as well as unaffiliated Portfolios, may utilize volatility management techniques that differ from the EQ volatility management strategy. Affiliated Portfolios that utilize these volatility management techniques are identified in the chart by a “Δ”. Any such unaffiliated Portfolio is not identified In the chart. See “Portfolios of the Trusts” in “Contract features” for more information regarding volatility management.

(1)

The Portfolio operates as a “government money market fund.” The Portfolio will invest at least 99.5% of its total assets in U.S. government securities, cash, and/or repurchase agreements that are fully colateralized by U.S. government securities or cash.

Amounts you allocate to the Protected Benefit account variable investment options fund your Guaranteed benefits.

Protected Benefit Account Variable Investment Options
1290 VT Moderate Growth Allocation	EQ/First Trust Moderate Growth Allocation
EQ/AB Dynamic Aggressive Growth	EQ/Goldman Sachs Growth Allocation
EQ/AB Dynamic Growth	EQ/Goldman Sachs Moderate Growth Allocation
EQ/AB Dynamic Moderate Growth	EQ/Growth Strategy
EQ/Aggressive Growth Strategy	EQ/Invesco Moderate Allocation
EQ/American Century Moderate Growth Allocation	EQ/Invesco Moderate Growth Allocation
EQ/AXA Investment Managers Moderate Allocation	EQ/JPMorgan Growth Allocation
EQ/Balanced Strategy	EQ/Legg Mason Growth Allocation
EQ/Conservative Growth Strategy	EQ/Legg Mason Moderate Allocation
EQ/Conservative Strategy	EQ/Moderate Growth Strategy

[BACK COVER PAGE]

Retirement Cornerstone® Series 19 (Series B, Series CP®)

Issued by

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, NY 10104

(212) 554-1234

We have filed with the Securities and Exchange Commission a Prospectus and a Statement of Additional Information (“SAI”) that include additional information about Retirement Cornerstone® 19, the Company and Separate Account No. 70. The Prospectus and SAI are incorporated by reference into this summary prospectus. The Prospectus and SAI are available free of charge. To request a copy of either document, to ask about your contract, or to make other investor inquiries, please call 1-800-789-7771. The Prospectus and SAI are also available at our website, www.equitable.com.

Class/Contract Identifier: C000211598

Retirement Cornerstone® Series is issued by and is a registered service mark of Equitable Financial Life Insurance Company (Equitable).

Co-distributed by affiliates Equitable Advisors, LLC and Equitable Distributors, LLC., 1290 Avenue of the Americas, New York, NY 10104.

Copyright 2021 Equitable Financial Life Insurance Company. All rights reserved.

Equitable Financial Life Insurance Company, 1290 Avenue of the Americas, New York, NY 10104 (212) 554-1234